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                                                                    Exhibit 3-A
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                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     COLUMBIA GAS SYSTEM SERVICE CORPORATION


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       COLUMBIA GAS SYSTEM SERVICE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

       DOES HEREBY CERTIFY:

       FIRST: That the Board of Directors of said Corporation, by unanimous written consent dated December 29, 1997 adopted resolutions proposing and declaring advisable an amendment to part First of the Restated Certificate of Incorporation of said Corporation as follows:

              RESOLVED, that the Board of Directors of this Corporation hereby declares it advisable that the Restated Certificate of Incorporation of this Corporation be amended to change the name of the Corporation to Columbia Energy Group Service Corporation, the amendment to be effective by deleting part First of said Restated Certificate of Incorporation and inserting in lieu thereof the following:

              First: The name of the corporation (hereinafter called the Corporation) is

                   COLUMBIA ENERGY GROUP SERVICE CORPORATION.

              RESOLVED, FURTHER, that the foregoing amendment is advisable and its adoption is in the best interests of the Corporation and its stockholders and, to effectuate the foregoing, it is hereby directed that the foregoing amendment be considered at the next annual meeting of the stockholders unless earlier approved by written consent in accordance with Section 228 of the Delaware General Corporation Law; and

              RESOLVED, FURTHER, that at any time prior to the filing of the foregoing amendment to the Corporation's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, notwithstanding authorization of such amendment by the stockholders of the Corporation, the Board of Directors
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                                                                    Exhibit 3-A
                                                                    Page 2 of 2


       of the Corporation may abandon such amendment without further action by the stockholders of the Corporation; and

              RESOLVED, FURTHER, that after approval of such amendment by the stockholders of the Corporation, the officers of the Corporation be, and they hereby are, authorized and directed to execute, acknowledge and file with the Secretary of State of the State of Delaware a Certificate of Amendment to evidence the foregoing amendment to the Corporation's Restated Certificate of Incorporation; and

              RESOLVED, FURTHER, that the officers of the Corporation be, and they hereby are, authorized and directed from time to time to execute any and all documents and to take any and all other actions necessary or appropriate to carry forward the foregoing resolutions.

       SECOND: That in lieu of a meeting and vote of the stockholders, The Columbia Gas System, Inc., being the holder of the outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted, approved said amendment by written Consent dated as of January 16, 1998 in accordance with the provisions of
Section 228(a) of the General Corporation Law of the State of Delaware.

       THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 (by the written consent of the sole stockholder of the Corporation) of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, Columbia Gas System Service Corporation has caused this Certificate to be signed by Mr. Oliver G. Richard III, its Chairman, President and Chief Executive Officer, and attested by Ms. Carolyn McKinney Afshar, its Secretary, this 16th day of January, 1998.